MSB FINANCIAL CORP. RELEASES SECOND QUARTER EARNINGS

MILLINGTON, NJ, July 31, 2018 - MSB Financial Corp. (NASDAQ: MSBF) (the “Company”), parent company of Millington Bank, reported today the results of its operations for the three and six months ended June 30, 2018.

The Company reported net income of $1.2 million, or $0.23 per diluted common share, for the three months ended June 30, 2018, compared to net income of $732,000, or $0.13 per diluted common share, for the three months ended June 30, 2017. Net income for the six months ended June 30, 2018 was $2.3 million, or $0.42 per diluted common share, compared to net income of $1.3 million, or $0.23 per diluted common share, for the six months ended June 30, 2017.

Highlights for the quarter:

•
Return on average assets was 0.87% for the three months ended June 30, 2018 compared to 0.59% for the three months ended June 30, 2017 and return on average equity was 7.17% for the three months ended June 30, 2018 compared to 3.91% for the three months ended June 30, 2017.

•
Net interest margin decreased 11 basis points to 3.24% for the quarter ended June 30, 2018 from 3.35% for the quarter ended June 30, 2017 due to a change in deposit pricing as competition for deposits has increased.

•
The efficiency ratio, which is calculated by dividing non-interest expense by the sum of net interest income and non-interest income, improved to 62.49% for the quarter ended June 30, 2018 from 68.02% for the quarter ended June 30, 2017 driven by an increase in net interest income year over year.

•
Non-performing assets represented 0.69% of total assets at June 30, 2018 compared with 0.73% at December 31, 2017. The allowance for loan losses as a percentage of total non-performing loans was 135.53% at June 30, 2018 compared to 130.99% at December 31, 2017.

•
The Company’s balance sheet reflected total asset growth of $38.2 million at June 30, 2018, compared to December 31, 2017, improving asset quality, and capital levels that exceeded regulatory standards for a well-capitalized institution.

•	The effective tax rate improved to 24.7% for the quarter ended June 30, 2018 compared to 28.6% for the quarter ended June 30, 2017 primarily due to the passage of the Tax Cuts and Jobs Act.

Selected Financial Ratios
(unaudited; annualized where applicable)

As of or for the quarter ended:	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Return on average assets	0.87%	0.74%	0.20%	0.90%	0.59%
Return on average equity	7.17%	5.65%	1.48%	6.31%	3.91%
Net interest margin	3.24%	3.24%	3.30%	3.37%	3.35%
Net loans / deposit ratio	113.64%	110.85%	105.46%	116.04%	109.31%
Shareholders' equity / total assets	11.39%	12.37%	12.97%	13.39%	14.79%
Efficiency ratio	62.49%	66.29%	62.26%	64.21%	68.02%
Book value per common share	$12.43	$12.63	$12.66	$12.57	$13.07

Net Interest Income

Total interest income for the three months ended June 30, 2018 increased $1.0 million, or 21.4%, to $5.7 million compared to $4.7 million for the second quarter of 2017. Interest income increased in the quarter ended June 30, 2018 compared to the comparable period in 2017, primarily due to a $83.9 million increase in average loan balances. Total interest expense increased by $504,000, or 62.8%, to $1.3 million, for the three months ended June 30, 2018 compared to the same period in 2017 due to a mix of higher deposit rates and average deposit balances.

Net interest income for the three months ended June 30, 2018 increased $507,000, or 12.9%, to $4.4 million compared to $3.9 million for the same three-month period in 2017. The change for the three months ended June 30, 2018 was primarily a result of an increase in average earning assets of $78.8 million. The annualized net interest spread was 3.05% and 3.18% for the three months ended June 30, 2018 and 2017, respectively. For the quarter ended June 30, 2018, the Company's annualized net interest margin decreased to 3.24% compared to 3.35% for the corresponding three-month period in 2017.

Total interest income for the six months ended June 30, 2018, increased $2.1 million, or 23.8%, to $11.2 million compared to $9.0 million for the six months ended June 30, 2017 as average earning assets increased $86.6 million year over year. Total interest expense increased by $933,000, or 62.2%, to $2.4 million for the six months ended June 30, 2018 compared to June 30, 2017 as average interest-bearing liabilities increased $67.3 million year over year and the average cost of such liabilities increased 24 basis points.

Net interest income grew $1.2 million, or 16.1%, to $8.7 million for the six months ended June 30, 2018 compared to $7.5 million for the six months ended June 30, 2017. Net interest spread and net interest margin for the six months ended June 30, 2018, declined 8 basis points respectively, to 3.06% and 3.24% compared to 3.14% and 3.32% for the six months ended June 30, 2017. Net interest income and net interest margin decreased as the Company's deposit pricing has become more competitive year over year.

Non-Interest Income and Non-Interest Expense

Non-interest income for the three months ended June 30, 2018 was $208,000, as compared to $219,000 for the same period in 2017. Non-interest expense, which consists of salaries and employee benefits, occupancy expense, professional services and other non-interest expenses totaled $2.9 million for the quarter ended June 30, 2018 as compared to $2.8 million for the same period in 2017.

Non-interest income for the six months ended June 30, 2018 was $412,000, as compared to $406,000 for the same period in 2017. Non-interest expense, totaled $5.9 million for the six months ended June 30, 2018 as compared to $5.5 million for the same period in 2017 with the $351,000 increase primarily attributable to salaries and employee benefits as a result of merit and infrastructure increases.

Taxes

For the three months ended June 30, 2018, the Company recorded a $407,000 tax provision compared to a provision of $293,000 for the three months ended June 30, 2017. The effective tax rate improved to 24.7% for the quarter ended June 30, 2018 compared to 28.6% for the quarter ended June 30, 2017. As a result of the passage of the Tax Cuts and Jobs Act on December 22, 2017, the federal tax rate for corporations was reduced to 21% during 2018. The increase in tax provision is attributable to an increase in pre-tax income offset by a decrease in the applicable tax rate.

For the six months ended June 30, 2018, the Company recorded a $814,000 tax provision compared to a provision of $614,000 for the six months ended June 30, 2017. The effective tax rate improved to 26.4% for the six months ended June 30, 2018 compared to 32.4% for the six months ended June 30, 2017. The increase in tax provision is attributable to an increase in pre-tax income offset by a decrease in the applicable tax rate.

Earnings Summary for Period Ended June 30, 2018

The following table presents condensed consolidated statements of income data for the periods indicated.

Condensed Consolidated Statements of Income (unaudited)

(dollars in thousands, except for per share data)
For the quarter ended:	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Net interest income	$4,431	$4,302	$4,325	$4,190	$3,924
Provision for loan losses	90	90	200	490	300
Net interest income after provision for loan losses	4,341	4,212	4,125	3,700	3,624
Other income	208	204	211	205	219
Other expense	2,899	2,987	2,824	2,822	2,818
Income before income taxes	1,650	1,429	1,512	1,083	1,025
Income taxes (benefit)	407	407	1,240	(86)	293
Net income	$1,243	$1,022	$272	$1,169	$732
Earnings per common share:
Basic	$0.23	$0.19	$0.05	$0.21	$0.13
Diluted	$0.23	$0.19	$0.05	$0.21	$0.13
Weighted average common shares outstanding:
Basic	5,331,090	5,470,349	5,577,314	5,563,938	5,539,796
Diluted	5,375,090	5,507,443	5,588,598	5,574,535	5,679,012

Statement of Condition Highlights at June 30, 2018

•	Balance sheet growth, with total assets amounting to $601.2 million at June 30, 2018, an increase of $38.2 million, or 6.79%, compared to December 31, 2017.

•	The Company’s total gross loans receivable were $515.3 million at June 30, 2018, an increase of $36.5 million, or 7.6%, from December 31, 2017.

•	Securities held to maturity were $44.8 million at June 30, 2018, an increase of $6.3 million, or 16.3%, compared to December 31, 2017.

•	Deposits were relatively flat totaling $448.5 million at June 30, 2018 compared to $448.9 million at December 31, 2017.

•	Borrowings totaled $82.2 million at June 30, 2018, an increase of $44.5 million, or 118.1%, compared to $37.7 million at December 31, 2017.

The following table presents condensed consolidated statements of condition data as of the dates indicated.

Condensed Consolidated Statements of Condition (unaudited)

(in thousands)
At:	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Cash and due from banks	$1,654	$1,871	$2,030	$1,800	$1,839
Interest-earning demand deposits with banks	14,660	15,484	20,279	6,971	7,195
Securities held to maturity	44,770	36,375	38,482	40,752	42,441
Loans receivable, net of allowance	509,689	480,916	473,405	461,285	426,370
Premises and equipment	8,461	8,580	8,698	8,804	8,902
Federal home Loan Bank of New York stock, at cost	4,212	3,049	2,131	3,512	2,263
Bank owned life insurance	14,392	14,294	14,197	14,097	13,996
Accrued interest receivable	1,754	1,642	1,607	1,548	1,402
Other assets	1,657	1,816	2,211	2,988	2,690
Total assets	$601,249	$564,027	$563,040	$541,757	$507,098
Deposits	$448,512	$433,843	$448,913	$397,510	$390,063
Borrowings	82,175	58,075	37,675	68,375	38,675
Other liabilities	2,056	2,350	3,427	3,332	3,371
Shareholders' equity	68,506	69,759	73,025	72,540	74,989
Total liabilities and shareholders' equity	$601,249	$564,027	$563,040	$541,757	$507,098

Loans

At June 30, 2018, the Company’s net loan portfolio totaled $509.7 million, an increase of $36.3 million, or 7.7%, compared to $473.4 million at December 31, 2017. The allowance for loan losses amounted to $5.6 million and $5.4 million at June 30, 2018 and December 31, 2017, respectively.

At June 30, 2018, the loan portfolio primarily consisted of commercial real estate loans (40.1%) and residential mortgages (33.2%). Commercial and industrial loans represented 17.6% of the portfolio while construction loans accounted for 9.0% of the portfolio. Total loans receivable increased $36.2 million to $535.4 million at June 30, 2018 compared to $499.2 million at December 31, 2017. The increase primarily reflects a $20.7 million increase in commercial and industrial loans and an 18.0 million increase in commercial real estate loans. The increases were partially offset by a $7.1 million decrease in residential mortgages as the Company continues to focus on commercial lending.

The following table shows the composition of the Company's loan portfolio as of the dates indicated.

Loans (unaudited)

(dollars in thousands)
At quarter ended:	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Residential mortgage:
One-to-four family	$151,372	$154,576	$157,876	$161,679	$164,448
Home equity	26,174	27,051	26,803	27,409	29,021
Total residential mortgage	177,546	181,627	184,679	189,088	193,469
Commercial and multi-family real estate	214,653	195,951	196,681	184,791	153,984
Construction	48,423	49,397	43,718	36,002	29,623
Commercial and industrial	94,140	82,712	73,465	73,409	67,686
Total commercial loans	357,216	328,060	313,864	294,202	251,293
Consumer loans	608	595	618	659	434
Total loans receivable	535,370	510,282	499,161	483,949	445,196
Less:
Loans in process	19,594	23,398	19,868	16,864	13,315
Deferred loan fees	491	462	474	525	586
Allowance	5,596	5,506	5,414	5,275	4,925
Total loans receivable, net	$509,689	$480,916	$473,405	$461,285	$426,370

Asset Quality

At June 30, 2018, non-performing loans totaled $4.1 million, or 0.69% of total assets, compared with $4.1 million, or 0.73% of total assets, at December 31, 2017. Total delinquent loans (including nonperforming delinquent loans) were $7.0 million at June 30, 2018, an increase of $1.6 million from December 31, 2017 due to an increase in loans past due 30-59 days. The allowance for loan losses as a percentage of total loans was 1.09% at June 30, 2018 and 1.13% at December 31, 2017, respectively, while the allowance for loan losses as a percentage of non-performing loans increased to 135.53% at June 30, 2018 from 130.99% at December 31, 2017. Non-performing loans to total loans decreased to 0.80% at June 30, 2018 from 0.86% at December 31, 2017.

The following table presents the components of non-performing assets and other asset quality data for the periods indicated.

(dollars in thousands, unaudited)
As of or for the quarter ended:	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Non-accrual loans	$3,430	$3,548	$3,975	$4,071	$6,916
Loans 90 days or more past due and still accruing	699	1,266	158	374	—
Total non-performing loans	$4,129	$4,814	$4,133	$4,445	$6,916

Non-performing assets / total assets	0.69%	0.85%	0.73%	0.82%	1.36%
Non-performing loans / total loans	0.80%	0.99%	0.86%	0.95%	1.60%
Net charge-offs (recoveries)	$—	$(2)	$61	$140	$1
Net charge-offs (recoveries) / average loans (annualized)	—%	—%	0.05%	0.13%	—%
Allowance for loan loss / total loans	1.09%	1.13%	1.13%	1.13%	1.14%
Allowance for loan losses / non-performing loans	135.53%	114.37%	130.99%	118.69%	71.21%

Total assets	$601,249	$564,027	$563,040	$541,757	$507,098
Gross loans, including ALLL	$515,285	$486,422	$478,819	$466,560	$431,295
Average loans	$500,959	$483,255	$472,388	$446,383	$417,065
Allowance for loan losses	$5,596	$5,506	$5,414	$5,275	$4,925

Deposits

Total deposits at June 30, 2018 were $448.5 million compared with $448.9 million at December 31, 2017. Overall, deposits were relatively flat. Non-interest demand balances and savings balances increased $5.8 million and $4.1 million, respectively. Non-interest demand balances increased to $42.7 million from $36.9 million from year end while savings balances increased to $109.3 million from $105.1 million from year end. In addition, certificates of deposit (including IRA) balances increased $3.9 million to $128.2 million compared to $124.3 million from year end. Offsetting the increases were declines in money market and interest demand balances of $13.0 million and $1.2 million, respectively. Money market balances declined to $14.4 million compared to $27.4 million while interest demand balances declined to $154.0 million compared to $155.2 million from year end.

The following table shows the composition of the Company's deposits as of the dates indicated.

Deposits (unaudited)

(dollars in thousands)
At quarter ended:	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Demand:
Non-interest bearing	$42,687	$36,751	$36,919	$40,504	$44,584
Interest-bearing	153,968	148,888	155,199	107,419	95,196
Savings	109,254	109,215	105,106	108,249	105,560
Money market	14,381	20,251	27,350	16,517	15,842
Time	128,222	118,738	124,339	124,821	128,881
Total deposits	$448,512	$433,843	$448,913	$397,510	$390,063

Capital

At June 30, 2018, the Company's total stockholders' equity amounted to $68.5 million, or 11.39% of total assets, compared to $73.0 million at December 31, 2017. The Company’s book value per common share was $12.43 at June 30, 2018, compared to $12.66 at December 31, 2017. The decline in shareholders' equity was primarily due to the repurchase of 249,837 shares of common stock for a total of $4.5 million and the payment of a special dividend in the aggregate amount of $2.5 million, partially offset by net income of $2.3 million.

At June 30, 2018, the Bank’s common equity tier 1 ratio was 11.30%, tier 1 leverage ratio was 10.33%, tier 1 capital ratio was 11.30% and the total capital ratio was 12.39%. At December 31, 2017, the Bank’s common equity tier 1 ratio was 11.98%, tier 1 leverage ratio was 10.72%, tier 1 capital ratio was 11.98% and the total capital ratio was 13.10%. At June 30, 2018, the Bank was in compliance with all applicable regulatory capital requirements.

The following table sets forth the Company's consolidated average statements of condition for the periods presented.

Condensed Consolidated Average Statements of Condition (unaudited)

(dollars in thousands)
For the quarter ended:	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Loans	$500,959	$483,255	$472,388	$446,383	$417,065
Securities held to maturity	36,494	37,661	39,899	41,423	41,885
Allowance for loan losses	(5,538)	(5,461)	(5,376)	(4,922)	(4,695)
All other assets	38,053	38,851	41,886	38,545	38,603
Total assets	$569,968	$554,306	$548,797	$521,429	$492,858
Non-interest bearing deposits	$38,903	$36,211	$43,336	$44,970	$43,030
Interest-bearing deposits	385,047	390,522	375,098	350,589	333,902
Borrowings	74,192	53,191	53,844	47,788	37,715
Other liabilities	2,495	1,972	3,104	3,964	3,363
Stockholders' Equity	69,331	72,410	73,415	74,118	74,848
Total liabilities and shareholders' equity	$569,968	$554,306	$548,797	$521,429	$492,858

CEO outlook:

"During the quarter the Company furthered its goals to create shareholder value and to reward stockholders by distributing a second special dividend of $0.445 per share," stated Michael Shriner, President and Chief Executive Officer. Mr. Shriner added, "Our staff remains committed to improving earnings, and ultimately our return to shareholders, by focusing out efforts on growing the balance sheet, building new relationships, becoming more efficient and reducing the number of non-performing assets."

Mr. Shriner further commented, "I am very pleased with our growth in the second quarter, however the trend of higher short term interest rates we are experiencing will ultimately dictate where growth ends up by the fourth quarter. Strong competition for deposits is beginning to show up in out cost of funds, which may affect the level of growth the Company achieves in the latter half of 2018."

Forward Looking Statement Disclaimer
The foregoing release may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. Factors that may cause actual results to differ from those contemplated include our continued ability to grow the loan portfolio, the impact of the passage of the Tax Cuts and Jobs Act and our continued ability to manage cybersecurity risks.

Contact:	Michael A. Shriner, President & CEO
(908) 647-4000
mshriner@millingtonbank.com

MSB Financial Corp. and Subsidiaries

Consolidated Statements of Financial Condition
	At June 30, 2018	At December 31, 2017
(Dollars in thousands, except per share amounts)
Cash and due from banks	$1,654	$2,030
Interest-earning demand deposits with banks	14,660	20,279
Cash and Cash Equivalents	16,314	22,309
Securities held to maturity (fair value of $43,749 and $38,255, respectively)	44,770	38,482
Loans receivable, net of allowance for loan losses of $5,596 and $5,414, respectively	509,689	473,405
Premises and equipment	8,461	8,698
Federal Home Loan Bank of New York stock, at cost	4,212	2,131
Bank owned life insurance	14,392	14,197
Accrued interest receivable	1,754	1,607
Other assets	1,657	2,211
Total Assets	$601,249	$563,040
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Non-interest bearing	$42,687	$36,919
Interest bearing	405,825	411,994
Total Deposits	448,512	448,913
Advances from Federal Home Loan Bank of New York	82,175	37,675
Advance payments by borrowers for taxes and insurance	772	686
Other liabilities	1,284	2,741
Total Liabilities	532,743	490,015
Stockholders' Equity
Preferred stock, par value $0.01; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 5,513,165 and 5,768,632 issued and outstanding at June 30, 2018 and December 31, 2017, respectively	55	58
Paid-in capital	46,688	51,068
Retained earnings	23,450	23,641
Unearned common stock held by ESOP (184,942 and 190,390 shares, respectively)	(1,687)	(1,742)
Total Stockholders' Equity	68,506	73,025
Total Liabilities and Stockholders' Equity	$601,249	$563,040

MSB Financial Corp. and Subsidiaries

Consolidated Statements of Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
(in thousands except per share amounts)
Interest Income
Loans receivable, including fees	$5,436	$4,444	$10,572	$8,444
Securities held to maturity	240	247	459	498
Other	62	36	136	78
Total Interest Income	5,738	4,727	11,167	9,020
Interest Expense
Deposits	935	579	1,781	1,081
Borrowings	372	224	653	420
Total Interest Expense	1,307	803	2,434	1,501
Net Interest Income	4,431	3,924	8,733	7,519
Provision for Loan Losses	90	300	180	495
Net Interest Income after Provision for Loan Losses	4,341	3,624	8,553	7,024
Non-Interest Income
Fees and service charges	91	98	174	169
Income from bank owned life insurance	98	105	195	212
Other	19	16	43	25
Total Non-Interest Income	208	219	412	406
Non-Interest Expenses
Salaries and employee benefits	1,677	1,578	3,482	3,084
Directors compensation	122	187	244	363
Occupancy and equipment	397	429	782	823
Service bureau fees	77	49	144	97
Advertising	9	5	13	8
FDIC assessment	69	37	123	70
Professional services	336	349	689	708
Other	212	184	409	382
Total Non-Interest Expenses	2,899	2,818	5,886	5,535
Income before Income Taxes	1,650	1,025	3,079	1,895
Income Tax Expense	407	293	814	614
Net Income	$1,243	$732	$2,265	$1,281
Earnings per share:
Basic	$0.23	$0.13	$0.42	$0.23
Diluted	$0.23	$0.13	$0.42	$0.23

MSB Financial Corp. and Subsidiaries

Selected Quarterly Financial and Statistical Data
	Three Months Ended
(in thousands, except for share and per share data) (annualized where applicable)	6/30/2018	3/31/2018	6/30/2017
(unaudited)
Statements of Operations Data

Interest income	$5,738	$5,429	$4,727
Interest expense	1,307	1,127	803
Net interest income	4,431	4,302	3,924
Provision for loan losses	90	90	300
Net interest income after provision for loan losses	4,341	4,212	3,624
Other income	208	204	219
Other expense	2,899	2,987	2,818
Income before income taxes	1,650	1,429	1,025
Income tax expense (benefit)	407	407	293
Net Income	$1,243	$1,022	$732
Earnings (per Common Share)
Basic	$0.23	$0.19	$0.13
Diluted	$0.23	$0.19	$0.13
Statements of Condition Data (Period-End)
Investment securities held to maturity (fair value of $43,749, $35,561, and $42,523)	$44,770	$36,375	$42,441
Loans receivable, net of allowance for loan losses	509,689	480,916	426,370
Total assets	601,249	564,027	507,098
Deposits	448,512	433,843	390,063
Borrowings	82,175	58,075	38,675
Stockholders' equity	68,506	69,759	74,989
Common Shares Dividend Data
Cash dividends	$2,456	$—	$—
Weighted Average Common Shares Outstanding
Basic	5,331,090	5,470,349	5,539,796
Diluted	5,375,090	5,507,443	5,679,012
Operating Ratios
Return on average assets	0.87%	0.74%	0.59%
Return on average equity	7.17%	5.65%	3.91%
Average equity / average assets	12.16%	13.06%	15.19%
Book value per common share (period-end)	$12.43	$12.63	$13.07